Alcoa and subsidiaries	EXHIBIT 15

July 23, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

RE:    Alcoa Inc.

1.    Forms S-8 (Registration Nos.33-24846, 333-32516, 333-106411, 333-91331 and 333-36214) Alcoa Savings Plan for Salaried Employees; Alcoa Savings Plan for Bargaining Employees; Alcoa Savings Plan for Non-Bargaining Employees; Alcoa Savings Plan for Subsidiary and Affiliate Employees; Alumax Inc. Thrift Plan for Salaried Employees; Alumax Inc. Thrift Plan for Hourly Employees; Alumax Inc. Thrift Plan for Collectively Bargained Employees; and Reynolds Metals Company Savings Plan for Hourly Employees

2.    Forms S-8 (Registration Nos.33-22346, 33-49109, 33-60305, 333-27903, 333-62663, 333-79575, 333-36208, 333-37740, and 333-39708) Long Term Stock Incentive Plan; Alumax Inc. Long Term Incentive and Employee Equity Ownership Plans; Alcoa Stock Incentive Plan; Reynolds Metals Company 1999 Nonqualified Stock Option Plan; Reynolds Metals Company 1996 Nonqualified Stock Option Plan; Reynolds Metals Company 1992 Nonqualified Stock Option Plan; Reynolds Metals Company 1987 Nonqualified Stock Option Plan; Cordant Technologies Inc. 1989 Stock Awards Plan; Cordant Technologies Inc. 1996 Stock Awards Plan; Howmet International Inc. Amended and Restated 1997 Stock Awards Plan

3.    Form S-3 (Registration No. 333-74874) Debt Securities, Preferred Stock, Common Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units of Alcoa Inc., Trust Preferred Securities of Alcoa Trust I, and Guarantee of Trust Preferred Securities of Alcoa Trust I by Alcoa Inc.

Commissioners:

We are aware that our report dated July 8, 2003, except for Note Q, as to which the date is July 18, 2003, on our review of interim financial information of Alcoa Inc. and subsidiaries as of and for the three-month and six-month periods ended June 30, 2003, and included in the company’s quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the Registration Statements referred to above.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

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